Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard • North Huntingdon, PA 15642 • (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Reports 2016 First Quarter Results

•	Revenue grew 24% over prior-year first quarter to $8.4 million, achieving a first quarter record

•	First quarter gross margin of 22.3% demonstrates improved efficiency

•	Solid backlog of $16.4 million at quarter end

NORTH HUNTINGDON, PA, May 10, 2016 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and 3D printed and other products, materials and services to industrial customers, reported financial results today for the first quarter ended March 31, 2016.

S. Kent Rockwell, Chairman and Chief Executive Officer, commented, “We’re pleased with the growth realized in our first quarter of 2016, which represents record first quarter revenue for us. Our operating results also indicate the progress we’re making from a productivity standpoint as our global associates gain experience and continue to realize efficiencies.”

He added, “Our customers give us reason to be encouraged, as we shipped five machines and finished the quarter with solid backlog. We are also already seeing stronger order flow early in the second quarter and approach mid-year with cautious but increasing optimism about 2016.”

First Quarter Revenue – Favorable Machine Mix Drives Growth

	Quarter Ended
	March 31,
(in millions)	2016		2015
Revenue by Product Line
3D Printing Machines:
3D Printing Machines - third party	$2.2	26%	$1.1	16%
3D Printing Machines - related party	—	0%	—	0%

	2.2	26%	1.1	16%

3D Printed and Other Products, Materials and Services (“Non-machine”):
3D Printed and Other Products, Materials and Services - third party	6.2	74%	5.7	84%
3D Printed and Other Products, Materials and Services - related party	0.0	0%	0.0	0%

	6.2	74%	5.7	84%

Total Revenue	$8.4	100%	$6.8	100%

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The ExOne Company Reports 2016 First Quarter Results

May 10, 2016

Consolidated sales for the 2016 first quarter were $8.4 million, up 24% compared with $6.8 million in the prior-year period. Machine revenue doubled to $2.2 million and non-machine revenue grew 9% to $6.2 million.

Given the long sales cycle and significance of a machine’s average selling price relative to total revenue, fluctuations in machine-sale revenue vary from quarter to quarter. ExOne does not believe that such quarter-to-quarter fluctuations are necessarily indicative of larger trends.

First Quarter Operations – Improved Efficiency is Evident

Gross profit was $1.9 million, resulting in a 22.3% gross margin, in the 2016 first quarter compared with breakeven in the 2015 first quarter. Compared with the prior year, first quarter 2016 gross margin demonstrated increased production efficiency, as the 2015 quarter was impacted by inefficiencies resulting from the Company’s transition into its new and expanded facilities as well as deployment of its ERP system.

Operating loss significantly improved to $5.3 million compared with a $7.9 million operating loss in the first quarter of 2015. SG&A expenses decreased to $5.3 million compared with $6.1 million in the prior-year quarter, due primarily to a reduction in consulting and professional fees. R&D expenses of $1.9 million for the quarter were up from $1.7 million in the 2015 first quarter. Net loss for the 2016 first quarter was $5.5 million, or a $0.35 loss per diluted share, compared with a net loss of $7.7 million, or a $0.53 loss per diluted share, for the prior-year period.

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) was a $3.6 million loss in the 2016 first quarter, compared with a $6.2 million loss in last year’s first quarter. ExOne management believes that when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), that adjusted EBITDA, a non-GAAP measure, assists in the understanding of operating performance. See the attached tables for important disclosures regarding the Company’s use of adjusted EBITDA as well as a reconciliation of net loss to adjusted EBITDA for the quarters ended March 31, 2016 and 2015.

Capitalization – Infusion of Liquidity Reflects Insider Confidence

Cash and cash equivalents as of March 31, 2016 were $31.3 million, compared with $19.3 million at December 31, 2015. As previously announced in January 2016, the Company sold 1.4 million shares of its common stock to an entity controlled by S. Kent Rockwell, resulting in net proceeds to the Company of approximately $12.4 million. Cash outflows for operating and investing activities of $1.2 million in the 2016 first quarter demonstrate stabilization of cash usage compared with $5.9 million used in the first quarter of 2015.

Outlook – Growing Acceptance Balanced with Cost Management

Mr. Rockwell concluded, “We continue to have confidence in the headway we’re making in the global marketplace. Additionally, we have been working diligently to lower our breakeven point by critically looking at all of our costs and prudently making adjustments where possible. We believe that these efforts are making us a stronger and more effective organization that is focused on customer satisfaction.”

Webcast and Conference Call

ExOne will host a conference call and live webcast on Wednesday, May 11 at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the 2016 first quarter, along with ExOne’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 689-8470. The webcast can be monitored on the Company’s website at www.investor.exone.com/.

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The ExOne Company Reports 2016 First Quarter Results

May 10, 2016

A telephonic replay of the conference call will be available from 11:30 a.m. ET on the day of the teleconference through Wednesday, May 18, 2016. To listen to a replay of the call, dial (858) 384-5517 and enter the conference ID number 13635234, or access the webcast replay via the Company’s website, where a transcript will also be posted once available.

About ExOne

ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in-house 3D printing machines. ExOne’s machines serve direct and indirect applications. Direct printing produces a component; indirect printing makes a tool to produce a component. ExOne offers pre-production collaboration and print products for customers through its network of PSCs. ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of its 3D printing machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time and are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future conditional verbs such as “will,” “would,” “should,” “could” and “may.” Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements and from historical performance, which include: timing and length of sales of three dimensional (“3D”) printing machines; risks related to global operations including effects of foreign currency and risks related to the situation in the Ukraine; our ability to qualify more industrial materials in which we can print; the availability of skilled personnel; the impact of increases in operating expenses and expenses relating to proposed investments and alliances; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; individual customer contractual requirements; the scope, nature or impact of alliances and strategic investments and our ability to integrate strategic investments; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; the impact of disruption of our manufacturing facilities or PSCs; the adequacy of our protection of our intellectual property; material weaknesses in our internal control over financial reporting; the impact of customer specific terms in machine sale agreements on the period in which we recognize revenue; the impact of market conditions and other factors on the carrying value of long-lived assets; and our ability to continue as a going concern and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

For more information, contact:

Brian Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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The ExOne Company Reports 2016 First Quarter Results

May 10, 2016

The ExOne Company

Statement of Consolidated Operations

(in thousands, except per-share amounts)

(Unaudited)

	Quarter Ended March 31,		% Change
	2016	2015
Revenue
Revenue - third party	$8,379	$6,791	23%
Revenue - related party	35	2	NM

	8,414	6,793	24%
Cost of sales	6,538	6,793	(4%)

Gross profit	1,876	—	NM

Gross margin	22.3%	0.0%
Research and development	1,893	1,734	9%
Selling, general and administrative	5,325	6,118	(13%)

	7,218	7,852	(8%)

Operating loss	(5,342)	(7,852)	32%
Interest expense	232	28	729%
Other income – net	(93)	(150)	(38%)

	139	(122)	NM

Loss before income taxes	(5,481)	(7,730)	29%
Benefit for income taxes	(4)	(59)	(93%)

Net loss	$(5,477)	$(7,671)	29%

Net loss per common share:
Basic	$(0.35)	$(0.53)	34%
Diluted	$(0.35)	$(0.53)	34%
Weighted average shares outstanding (basic and diluted)	15,745	14,423

NM: Not Meaningful

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The ExOne Company Reports 2016 First Quarter Results

May 10, 2016

The ExOne Company

Consolidated Balance Sheet

(in thousands, except per-share and share amounts)

(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$31,265	$19,342
Accounts receivable – net of allowance of $1,975 (2016) and $1,920 (2015)	5,039	9,368
Inventories – net	19,388	19,839
Prepaid expenses and other current assets	2,325	2,918

Total current assets	58,017	51,467
Property and equipment – net	56,775	54,832
Other noncurrent assets	1,570	1,659

Total assets	$116,362	$107,958

Liabilities
Current liabilities:
Current portion of long-term debt	$139	$138
Current portion of capital leases	84	82
Accounts payable	2,210	3,231
Accrued expenses and other current liabilities	5,627	6,410
Deferred revenue and customer prepayments	7,465	7,103

Total current liabilities	15,525	16,964
Long-term debt – net of current portion	1,777	1,812
Capital leases – net of current portion	61	81
Other noncurrent liabilities	1	28

Total liabilities	17,364	18,885

Contingencies and commitments
Stockholders’ equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 15,992,785 (2016) and 14,446,967 (2015) shares issued and outstanding	160	144
Additional paid-in capital	169,965	156,627
Accumulated deficit	(59,640)	(54,163)
Accumulated other comprehensive loss	(11,487)	(13,535)

Total stockholders’ equity	98,998	89,073

Total liabilities and stockholders’ equity	$116,362	$107,958

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The ExOne Company Reports 2016 First Quarter Results

May 10, 2016

The ExOne Company

Statement of Consolidated Cash Flows

(in thousands)

(Unaudited)

	Quarter Ended
	March 31,
	2016	2015
Operating activities
Net loss	$(5,477)	$(7,671)
Adjustments to reconcile net loss to cash used for operations:
Depreciation and amortization	1,413	1,218
Deferred income taxes	(27)	(79)
Equity-based compensation	312	403
Provision for bad debts	5	(128)
Amortization of debt issuance costs	204	—
Changes in fair value of contingent consideration	—	3
Changes in assets and liabilities, excluding effects of foreign currency translation adjustments:
Decrease in accounts receivable	4,494	2,628
Increase in inventories	(312)	(1,916)
Decrease (increase) in prepaid expenses and other assets	469	(489)
(Decrease) increase in accounts payable	(1,091)	1,267
Decrease in accrued expenses and other liabilities	(1,005)	(328)
Increase in deferred revenue and customer prepayments	23	996

Cash used for operating activities	(992)	(4,096)
Investing activities
Capital expenditures	(180)	(1,769)

Cash used for investing activities	(180)	(1,769)
Financing activities
Net proceeds from issuance of common stock - registered direct offering to a related party	12,461	—
Net proceeds from issuance of common stock - at the market offerings	596	—
Payments on long-term debt	(34)	(32)
Payments on capital and financing leases	(20)	(125)

Cash provided by (used for) financing activities	13,003	(157)
Effect of exchange rate changes on cash and cash equivalents	92	(79)

Net change in cash and cash equivalents	11,923	(6,101)
Cash and cash equivalents at beginning of period	19,342	36,202

Cash and cash equivalents at end of period	$31,265	$30,101

Supplemental disclosure of noncash investing and financing activities
Property and equipment included in accounts payable	$—	$13

Property and equipment included in accrued expenses and other current liabilities	$50	$—

Common stock offering costs included in accrued expenses and other current liabilities	$15	$—

Transfer of internally developed 3D printing machines from inventories to property and equipment for internal use or leasing activities	$1,459	$2,506

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The ExOne Company Reports 2016 First Quarter Results

May 10, 2016

The ExOne Company

Additional Information

(Unaudited)

Machine Sales by Type

	Quarter Ended March 31,
	2016	2015
S-Max+™	1	—
M-Flex™	—	1
X1-Lab™	—	1

	1	2

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The ExOne Company Reports 2016 First Quarter Results

May 10, 2016

The ExOne Company

Adjusted EBITDA Reconciliation

(in millions)

(Unaudited)

	Quarter Ended March 31,
	2016	2015
Net loss	$(5.5)	$(7.7)
Interest expense	0.2	0.0
Benefit for income taxes	(0.0)	(0.1)
Depreciation and amortization	1.4	1.2
Equity-based compensation	0.3	0.4
Other income - net	(0.1)	(0.2)

Adjusted EBITDA	$(3.6)	$(6.2)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net loss (as calculated under accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, benefit for income taxes, depreciation and amortization, equity-based compensation, and other income - net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA should not be considered as an alternative to net loss or any other performance measure derived in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial performance. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA. ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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